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                                                                      EXHIBIT 25

                                    FORM T-1

                 ==============================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                               ------------------

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                            SECTION 305(B)(2) _______

                               ------------------

                 UNITED STATES TRUST COMPANY OF NEW YORK (Exact
                  name of trustee as specified in its charter)

            New York                                          13-3818954
 (Jurisdiction of incorporation                            (I.R.S. employer
  if not a U.S. national bank)                            identification No.)

      114 West 47th Street                                    10036-1532
          New York, NY                                        (Zip Code)
      (Address of principal
       executive offices)

                               ------------------

                            ICN Pharmaceuticals, Inc.
               (Exact name of obligor as specified in its charter)

            Delaware                                          33-0628076
(State or other jurisdiction of                            (I.R.S. employer
 incorporation or organization)                           identification No.)

       3300 Hyland Avenue
         Costa Mesa, CA                                          92626
(Address of principal executive offices)                       (Zip Code)

                               ------------------

                          9-1/4% Series B Senior Notes
                                    Due 2005
                       (Title of the indenture securities)

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                                      - 2 -

                                     GENERAL

1.   GENERAL INFORMATION
     -------------------

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Federal Reserve Bank of New York (2nd District), New York, New York
                  (Board of Governors of the Federal Reserve System)
          Federal Deposit Insurance Corporation, Washington, D.C.
          New York State Banking Department, Albany, New York

     (b) Whether it is authorized to exercise corporate trust powers.

         The trustee is authorized to exercise corporate trust powers.

2.   AFFILIATIONS WITH THE OBLIGOR
     -----------------------------

     If the obligor is an affiliate of the trustee, describe each such affiliation.

             None

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15:

     ICN Pharmaceuticals, Inc. currently is not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T- 1 are not required under General Instruction B.

16.  LIST OF EXHIBITS
     ----------------

     T-1.1 -- Organization Certificate, as amended, issued by the State of New York Banking Department to transact business as a Trust Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of

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              1939, as amended by the Trust Indenture Reform Act of 1990
              (Registration No. 33-97056).

     T-1.2 -- Included in Exhibit T-1.1.

     T-1.3 -- Included in Exhibit T-1.1.


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                                      - 3 -

16.  LIST OF EXHIBITS
     ----------------
     (cont'd)

     T-1.4 -- The By-Laws of United States Trust Company of New York, as amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No. 33-97056).

     T-1.6 -- The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990.

     T-1.7 -- A copy of the latest report of condition of the trustee pursuant to law or the requirements of its supervising or examining authority.

NOTE
----

As of September 10, 1997, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                               ------------------

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 10th day of September, 1997.

UNITED STATES TRUST COMPANY
         OF NEW YORK, Trustee

By:      /s/ Christine C. Collins
         Assistant Vice President

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                                                                   EXHIBIT T-1.6

                           The consent of the trustee
                     required by Section 321(b) of the Act.

                     United States Trust Company of New York
                              114 West 47th Street
                               New York, NY 10036

September 1, 1995

Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

Very truly yours,



UNITED STATES TRUST COMPANY
         OF NEW YORK

By:      /S/ Gerard F. Ganey
         Senior Vice President

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                                                                   EXHIBIT T-1.7

                     UNITED STATES TRUST COMPANY OF NEW YORK

                       CONSOLIDATED STATEMENT OF CONDITION

                                  JUNE 30, 1997
                                  -------------
                                 (IN THOUSANDS)

ASSETS
------

Cash and Due from Banks                         $   83,529

Short-Term Investments                             259,746

Securities, Available for Sale                     924,165

Loans                                            1,437,342

Less:  Allowance for Credit Losses                  13,779

      Net Loans                                  1,423,563

Premises and Equipment                              61,515

Other Assets                                       122,696
                                                ----------
      TOTAL ASSETS                              $2,875,214
                                                ----------

LIABILITIES
-----------

Deposits:

      Non-Interest Bearing                      $  763,075

      Interest Bearing                           1,409,017
                                                ----------
         Total Deposits                          2,172,092

Short-Term Credit Facilities                       404,212

Accounts Payable and Accrued Liabilities           132,213
                                                ----------
      TOTAL LIABILITIES                         $2,708,517
                                                ----------

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

STOCKHOLDER'S EQUITY
--------------------

Common Stock                                        14,995

Capital Surplus                                     49,541

Retained Earnings                                  100,930

Unrealized Gains (Losses) on Securities
     Available for Sale, Net of Taxes                1,231
                                                ----------
TOTAL STOCKHOLDER'S EQUITY                         166,697
                                                ----------

    TOTAL LIABILITIES AND
     STOCKHOLDER'S EQUITY                       $2,875,214
                                                ----------

I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

/s/ Richard E. Brinkmann, SVP & Controller

August 7, 1997